Exhibit 5.2

Donlon Law, PLLC

14910 McKemey Place

Charlotte, NC 28277

November 19, 2009

Transcend Services, Inc.

One Glenlake Parkway

Suite 1325

Atlanta, Georgia 30328

RE:	Registration Statement on Form S-3 (333-162106), as amended by Amendment No. 1 on November 19, 2009

Ladies and Gentlemen:

We have acted as New York counsel to Transcend Services, Inc., a Delaware corporation (the “Company”), in connection with opinion of counsel provided by Womble Carlyle Sandridge & Rice, PLLC as an Exhibit upon the filing of the Company’s above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pertaining to the registration of up to $75,000,000 in aggregate offering prices of securities to be offered by the Company from time to time, and up to 1,500,000 shares of Common Stock, $0.05 par value, to be offered by selling stockholders from time to time. The Registration Statement relates to the proposed offer and sale by the Company of the following securities (the “Securities”): (a) debt securities (the “Debt Securities”); (b) shares of common stock, $0.05 par value per share (the “Common Stock”); (c) one or more series of shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); and (d) warrants to purchase Debt Securities, Preferred stock, or Common Stock (the “Warrants”). The Registration Statement provides that if so indicated in a prospectus supplement, the Debt Securities and the Preferred Stock may be convertible or exchangeable into other securities or property, including Common Stock and Preferred Stock.

This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Debt Securities.

Transcend Services, Inc.

November 19, 2009

As the Company’s New York counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of Exhibit 4.7 to the Registration Statement (which sets forth the form of indenture – the “Indenture”), minutes, and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that the Indenture constitutes the enforceable obligation of the parties thereto other than the Company; and (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, and subject to completion of all corporate action required to be taken by the Company to authorize each proposed issuance of Securities, and having regard for such legal considerations as we deem relevant, it is our opinion that:

1. With respect to Debt Securities to be issued when the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, and the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Debt Securities will constitute legal, valid and binding obligations of the Company.

The opinions set forth in paragraph 1 above are each subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or referential transfers, and (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of the specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

This opinion is limited to the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion may be relied upon by Transcend Services, Inc. and Womble Carlyle Sandridge & Rice, PLLC (“Womble Carlyle”). Womble Carlyle may rely upon this opinion in providing their opinion as an Exhibit to the Registration Statement as required by the 1933 Act.

We undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

Transcend Services, Inc.

November 19, 2009

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DONLON LAW, PLLC

By:	/s/ Robert M. Donlon
Robert M. Donlon